Cohen & Co

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 20, 2025, relating to the financial statements and financial highlights of Potomac Managed Volatility Fund, Potomac Tactical Rotation Fund, Potomac Tactical Opportunities Fund, and Potomac Defensive Bull Fund, each a series of PFS Funds, which are included in Form N-CSR for the year ended June 30, 2025, and to the references to our firm under the headings “Other Fund Service Providers” and “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information. We also herby consent to the reference to our firm in this Registration Statement on Form N-1A of Potomac Tactically Passive Fund, a series of PFS Funds, under the header “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

May 26, 2026